                 FIRST AMENDMENT, CONSENT, WAIVER AND AGREEMENT

                FIRST AMENDMENT, CONSENT, WAIVER AND AGREEMENT, dated as of December 31, 1996 (this "AMENDMENT"), to the Existing Credit Agreement (as hereinafter defined), by and among (i) THE SELMER COMPANY, INC., a Delaware corporation f/k/a Symphony Industries, Inc. ("SELMER"), (ii) STEINWAY, INC., a Delaware corporation ("STEINWAY" and, together with Selmer, the "BORROWERS"),
(iii) STEINWAY MUSICAL INSTRUMENTS, INC., a Delaware corporation f/k/a Selmer Industries, Inc. ("SMI"), (iv) STEINWAY MUSICAL PROPERTIES, INC., a Massachusetts corporation ("SMP"), (v) BOSTON PIANO COMPANY, INC., a Massachusetts corporation ("BOSTON PIANO CO."), (vi) THE SMI TRUST, a Massachusetts business trust ("SMIT"), (vii) S&B RETAIL, INC., a Delaware corporation ("S&B RETAIL"), and (ix) BNY FINANCIAL CORPORATION, a New York corporation (the "LENDER").

                                    RECITALS

                The Borrowers, SMI, SMP, Boston Piano Co. and Lender have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrowers a $60,000,000.00 credit facility, which is secured by certain accounts receivable and other collateral of the Borrowers and guaranteed by SMI, SMP and Boston Piano Co. The Credit Parties (as defined in the Existing Credit Agreement) have requested the Lender's consent to certain transactions which are proposed to be effected on or before December 31, 1996 (such transactions, collectively, the "CORPORATE RESTRUCTURING"), namely, (i) the contribution by SMI of all of SMI's interest in SMIT to Selmer, (ii) the contribution to SMIT by Selmer of that certain Promissory Note (the "STEINWAY NOTE") of SMP, dated May 25, 1995 in an aggregate principal amount of $80,000,000.00, (iii) the merger of SMP with and into Steinway (the "MERGER"),
(iv) the transfer by Steinway of all of its Inventory located in New Jersey, including, but not limited to, certain Concert and Artist Bank Pianos, and its New Jersey operations to S&B Retail (the "S&B RETAIL TRANSFER") and (v) the transfer by Steinway of certain of its Inventory, including but not limited to its Concert and Artist Bank Pianos located outside New York and New Jersey, to Boston Piano Co. (the "BOSTON PIANO TRANSFER", and together with the S&B Retail Transfer, the "INVENTORY TRANSFERS"). Pursuant to Section 6.13 of the Existing Credit Agreement, Steinway is required to cause S&B Retail to become a Credit Party and Selmer will upon the acquisition of SMIT be required to cause SMIT to become a Credit Party and each of S&B Retail, and SMIT desire to do so. In addition, to enable the Steinway Parties (as hereinafter defined) to effectuate the Corporate Restructuring, the Credit Parties have requested that the Lender waive certain provisions of the Existing Credit Agreement and the other Credit Documents. Subject to the terms and conditions hereof, the Lender is willing to consent to the Corporate Restructuring and to waive such provisions of the Existing Credit Agreement and the other Credit Documents.

                In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                    ARTICLE I
                                   Definitions

               1.   DEFINITIONS.   (a)  In addition to the definitions set forth
in the heading and the recitals to this Amendment, the following definitions shall apply hereto:

               "CREDIT AGREEMENT": means the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended, supplemented or otherwise modified from time to time up to and including this Amendment.

               "EXISTING CREDIT AGREEMENT": means the Amended and Restated Revolving Credit, Term Loan and Security Agreement, dated as of May 25, 1995, by and among Selmer, Steinway, SMI, SMP, Boston Piano Co. and the Lender, as amended, supplemented or otherwise modified from time to time prior to the First Amendment Effective Date.

               "STEINWAY PARTIES": the collective reference to Selmer, Steinway, SMI, SMP, Boston Piano Co., SMIT and S&B Retail.

               (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                   ARTICLE II
                                Representations

                1.  REPRESENTATIONS.    (a)  Each of the Steinway Parties hereby
represents and warrants as follows:

               (i) It has full power, authority and legal right, to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof are within its powers and have been duly authorized, are not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by it is bound, and will not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation of any Lien, upon any of its assets, under the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or by which it or its assets may be bound.

               (ii) It is duly organized and in good standing under the laws of its respective state of organization and it is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2 hereof, which constitute all states in which qualification and good standing are necessary for it to conduct its businesses and own its properties and where the failure to so qualify would have a material adverse effect on it or its businesses.

               (iii) This Agreement has been duly executed and delivered on its behalf and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               (iv) The conditions contained in Article VII hereof have been satisfied.

               (b) Each of the Credit Parties represents that each of the Credit Documents is on the date hereof in full force and effect.

               (c) Each of SMIT, S&B Retail and S&B Distributors hereby make each of the representations and warranties in the Credit Agreement as of the First Amendment Effective Date.

                                   ARTICLE III
                           Addition of Credit Parties

               ACKNOWLEDGMENT AND EXPRESS ASSUMPTION OF OBLIGATIONS. Each of SMIT and S&B Retail acknowledges and agrees that from and after the First Amendment Effective Date it will be a "Credit Party" within the meaning of, and for all purposes under, the Credit Agreement and expressly agrees to assume all of the obligations thereof and to be bound by the Credit Agreement to the extent set forth in Section 14.22(b) of the Credit Agreement.

                                   ARTICLE IV
                     Amendments to Existing Credit Agreement

               1. AMENDMENTS TO SECTION 1. (a) Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following new definitions therein in the appropriate alphabetical order:

                         "AMENDMENT DOCUMENTS": the First Amendment, Amendment No. 1 to Selmer Pledge Agreement, the Steinway Pledge Agreement, the SMIT Guarantee, the SMIT Security Agreement, the SMIT Pledge Agreement, the S&B Retail Guarantee, the S&B Retail Security Agreement, any other agreements, instruments and all other documents executed or delivered pursuant to or in connection with the First Amendment and the transactions contemplated thereby.

                         "AMENDMENT NO. 1 TO SELMER PLEDGE AGREEMENT": that certain Amendment No. 1 to Selmer Pledge Agreement, dated as of the date hereof, from Selmer to the Lender, pursuant to which Selmer pledges to the Lender all of the SMIT Interests.

                         "FIRST AMENDMENT": the First Amendment, Consent, Waiver and Agreement, dated as of December 31, 1996, by and among Selmer, Steinway, SMI,

          SMP, Boston Piano Co., SMIT, S&B Retail and the Lender in respect of this Agreement.

                         "FIRST AMENDMENT EFFECTIVE DATE": the date on which all of the conditions precedent to the effectiveness of the First Amendment set forth in Article VII of the First Amendment are first satisfied or waived.

                         "S&B RETAIL": S&B Retail, Inc., a Delaware corporation.

                         "S&B RETAIL GUARANTEE": shall mean that certain Guarantee, dated as of the date hereof, of S&B Retail to the Lender, pursuant to which S&B Retail guarantees all of the Obligations of the Borrowers under the Credit Agreement, as the same may be amended supplemented or otherwise modified from time to time.

                         "S&B RETAIL SECURITY AGREEMENT": shall mean that certain General Security Agreement, dated as of the date hereof, from S&B Retail to the Lender securing S&B Retail's obligations to the Lender under the S&B Retail Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                         "S&B RETAIL STOCK": shall mean all of the Capital Stock of S&B Retail, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted in respect thereof while this Agreement is in effect.

                         "SELMER NOTE": shall mean that certain Promissory Note of Selmer, dated September 4, 1996 in an aggregate principal amount of $62,305,000.00.

                         "SMI": Steinway Musical Instruments, Inc., a Delaware corporation, formerly known as Selmer Industries, Inc.

                         "SMIT":  The SMI Trust, a Massachusetts business trust.

                         "SMIT INTERESTS": shall mean all of the ownership interests in SMIT, together with all certificates or rights of any nature whatsoever which may evidence such interests or may be issued or granted in respect thereof while this Agreement is in effect.

                         "SMIT GUARANTEE": shall mean that certain Guarantee, dated as of the date hereof, of SMIT to the Lender, pursuant to which SMIT guarantees all of the Obligations of the Borrowers under the Existing Credit Agreement, as the same may be amended supplemented or otherwise modified from time to time.

                         "SMIT PLEDGE AGREEMENT": shall mean that certain General Pledge and Security Agreement, dated as of the date hereof, from SMIT to the Lender pursuant to which SMIT pledges the Selmer Note and the Steinway Note to the Lender to secure SMIT's obligations under the SMIT Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                         "SMIT SECURITY AGREEMENT": shall mean that certain General Security Agreement, dated as of the date hereof, from SMIT to the Lender securing SMIT's obligations to the Lender under the SMIT Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

                         "STEINWAY PLEDGE AGREEMENT": that certain Steinway Pledge and Security Agreement, dated as of the date hereof, from Steinway to the Lender, pursuant to which Steinway pledges to the Lender all of the S&B Retail Stock.

                         "STEINWAY NOTE": shall mean that certain Promissory Note of SMP, dated May 25, 1995 in an aggregate principal amount of $80,000,000.00.

               (b) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting clause (i) of the definition of "Change in Control" in its entirety and replacing it with the following language:

                    "(i) Selmer fails to be a wholly-owned subsidiary of SMI and Steinway fails to be a wholly owned subsidiary of Selmer,".

               (c) Section 1.1 of the Existing Credit Agreement is hereby amended by adding "all SMIT Interests, all S&B Retail Stock, the Selmer Note, the Steinway Note" to subparagraph (e) of the definition of "Collateral" after the words "all Steinway Stock."

               (d) Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition of "Credit Documents" in its entirety and replacing it with the following:

                    "shall be the collective reference to this Agreement, the First Amendment, the Guarantees, the Letter of Credit Documents and the Security Documents."

               (e) Section 1.1 of the Existing Credit Agreement is hereby amended by adding "the SMIT Pledge Agreement, the SMIT Security Agreement, the S&B Retail Security Agreement, to the definition of "Security Documents" after the words "the Selmer Pledge Agreement."

               (f) The caption to the Existing Credit Agreement is hereby amended by adding ", now known as Steinway Musical Instruments, Inc." after the words "Selmer Industries, Inc., a Delaware corporation".

               2. AMENDMENTS TO SECTION 4.15(c) Section 4.15(c) of the Existing Credit Agreement is hereby amended by: (i) adding immediately prior to the last sentence thereof the words "SMI's chief executive office and its principal place of business is located at 800 South Street, Waltham, MA 02154. SMIT's chief executive office and its principal place of business is located at 800 South Street, Waltham, MA 02154. S&B Retail's chief executive office and its principal place of business is located at 150 Route 17 North, Paramus, NJ 07652.", and (ii)
deleting in their entirety (A) the sentence beginning "Selmer Industries' chief executive office" and (B) the sentence beginning "SMP's chief executive office".

               3. AMENDMENTS TO SECTION 5.1. Section 5.1 of the Existing Credit Agreement is hereby amended by: (i) deleting the phrase "corporate power" from the first sentence thereof and by replacing it with "corporate or trust power, as the case may be,", (ii) deleting the phrase "corporate powers" from the second sentence thereof and by replacing it with "corporate or trust powers, as the case may be,", and (iii) by adding immediately after the words "certificate of incorporation" in the second sentence thereof ", declaration of trust".

               4. AMENDMENTS TO SECTION 5.2. Section 5.2 of the Existing Credit Agreement is hereby amended by: (i) deleting the words "incorporated" and "incorporation" from the first sentence thereof and replacing them with "organized" and "organization", respectively.

               5. AMENDMENTS TO SCHEDULE 5.2. Schedule 5.2 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.2 hereto.

               6. AMENDMENTS TO SCHEDULE 5. 4. Schedule 5.4 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.4 hereto.

               7. AMENDMENTS TO SCHEDULE 5.5. Schedule 5.5 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.5 hereto.

               8. AMENDMENTS TO SECTION 5.7. Section 5.7 of the Existing Credit Agreement is hereby amended by: (i) deleting the first sentence thereof and replacing it with "SMI has not been known by any name other than Steinway Musical Instruments, Inc. and Selmer Industries, Inc. in the past five years.", and (ii) adding "SMIT has not been known by any name other than The SMI Trust in the past five years. S&B Retail has not been known by any name other than S&B Retail, Inc. in the past five years." before the words "No Credit Party sells Inventory".

               9. AMENDMENTS TO SCHEDULE 5.7. Schedule 5.7 of the Existing Credit Agreement is hereby amended in its entirety to read as set forth on
Schedule 5.7 hereto.

               10. AMENDMENT TO SECTION 5.9(b). Section 5.9(b) of the Existing Credit Agreement is hereby amended by adding immediately after the words "permitted under Section 7.6 of this Agreement" in the last sentence thereof "the Selmer Note, the Steinway Note, and any notes issued in respect of transactions in which interest paid on either of them is reborrowed by the party paying such interest,".

               11. AMENDMENT OF SECTION 7.20. Section 7.20 of the Existing Credit Agreement is hereby amended (i) by adding the words "and (ii) providing management and other related services to its Subsidiaries" to paragraph (b) after the words "activity incident thereto" and (ii) deleting therefrom paragraph (c) thereof in its entirety.

                                    ARTICLE V
                                     Waivers

               1. WAIVER. The Lender hereby waives, pursuant to Section 14.14 of the Existing Credit Agreement, any Default or Event of Default arising as a result of the failure by either of the Borrowers or any other Credit Party, as applicable, to comply with or to satisfy the requirements of:

               (a) Section 4.3 of the Existing Credit Agreement, but only with respect to the transfer of the Steinway Note by Selmer to SMIT and the Inventory Transfers;

               (b) Section 6.2(b) of the Existing Credit Agreement, but only with respect to the Merger;

               (c) Section 7.1(a) and (b) of the Existing Credit Agreement but, in the case of subparagraph (a), only with respect to the Merger and, in the case of subparagraph (b), only with respect to the transfer of the Steinway Note to SMIT and the Inventory Transfer;

               (d) Section 7.9 of the Existing Credit Agreement, but only with respect to the Corporate Restructuring and the Inventory Transfers;

               (e) Section 7.10 of the Existing Credit Agreement, but only with respect to the Corporate Restructuring and the Inventory Transfers;

               (f) Section 3a and c of the Steinway General Security Agreement and the Boston Piano, Inc. General Security Agreement, but only with respect to the Inventory Transfers; and

               (g) Section 3a and c of the Selmer General Security Agreement, but only with respect to the transfer of the Steinway Note to SMIT.

                                   ARTICLE VI
                                    Consents

               1. CONSENTS. The Lender hereby consents to the following transactions:

               (a) to the transfer of the Steinway Note by Selmer to SMIT pursuant to Section 4.6 of the Existing Credit Agreement;

               (b) to the Inventory Transfers, pursuant to Section 4.6 of the Existing Credit Agreement;

               (c) to the Merger, pursuant to (i) Section 5a of each of the Steinway General Security Agreement and the SMP General Security Agreement and (ii) Section 5a of the SMP Pledge Agreement;

               (d) to the creation of SMIT with the proceeds of the initial public offering of SMI ordinary common stock, pursuant to Section 7.15 of the Existing Credit Agreement; and

               (e) to the prepayment of the Senior Secured Notes by Selmer with the proceeds of the Selmer Note.

                                   ARTICLE VII
                           Conditions to Effectiveness

               This Amendment, and the modifications to the Credit Agreement provided for herein, shall become effective on the date (the "FIRST AMENDMENT EFFECTIVE DATE") on which all of the following conditions have been (or are concurrently being) satisfied:

               1. The following documents shall have been executed and delivered by each party thereto:

               (i)    this Amendment;

               (ii)   Amendment No. 1 to Selmer Pledge Agreement;

               (iii)  the Steinway Pledge Agreement;

               (iv)   the SMIT Pledge Agreement;

               (v)    the SMIT Guarantee;

               (vi)   the SMIT Security Agreement;

               (vii)  the S&B Retail Guarantee;

               (viii) the S&B Retail Security Agreement; and

               (ix) all Uniform Commercial Code financing statements on Form UCC-1 and Form UCC-3 required by the Lender.

               2. The Lender shall have received the executed legal opinions of Milbank, Tweed, Hadley & McCloy, special counsel to the Steinway Parties, and Dennis M. Hanson, General Counsel to the Credit Parties, in form and substance satisfactory to the Lender and taking into account this Amendment and the matters contemplated hereby (including, without limitation, assurances with respect to the validity of UCC filings in each state where Collateral is located). Such legal opinion shall cover such matters incident to the transactions contemplated by this Amendment and the other Amendment Documents as the Lender may reasonably require.

               3. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of the corporate resolutions of each of the Steinway Parties other than SMIT and other appropriate documents in the case of SMIT, in each case, authorizing the execution, delivery and performance of this Amendment and, the other Amendment Documents to which such Steinway Party is a party in each case certified by the Secretary or an Assistant Secretary of the relevant Steinway Party as of the First Amendment Effective Date, which certificates shall state that the resolutions or authorizations thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

               4. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Steinway Party, dated the First Amendment Effective Date, as to the incumbency and signature of the officers of such Steinway Party executing each Amendment Document to which such Steinway Party is a party and any certificate or other document to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

               5. The Lender shall have received a copy, in form and substance reasonably satisfactory to the Lender, of (i) the certificate of merger related to the Merger, (ii) the articles of incorporation and by-laws of S&B Retail and
(iii) the declaration of trust of SMIT, in each case certified by an appropriate officer of the party making delivery thereof.

               6. The Lender shall have received certificates from each of Selmer, SMI and Boston Piano Co., stating that its Governing Documents have not been amended since the May 25, 1995.

               7. The Lender shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each Steinway Party in the State of its organization and in each State where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation or other entity except where the failure to so qualify would not have a Material Adverse Effect.

               8. Each of the representations and warranties made by the Borrowers, SMI or Boston Piano Co. in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

               9. Except as provided for in Article V, no Default or Event of Default shall have occurred and be continuing.

               10. The Lender shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Lender, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which a Steinway Party may be a party.

               11. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Amendment

Documents, the Existing Credit Agreement, the Credit Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                                  ARTICLE VIII.
                                  Miscellaneous

               1.   PAYMENT OF EXPENSES.  Without limiting its obligations under
Section 14.13 of the Credit Agreement, the Borrowers jointly and severally agree to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment and the other Amendment Documents, including, without limitation, the reasonable costs and expenses of Cadwalader, Wickersham & Taft, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

               2. NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Credit Documents shall remain in full force and effect.

               3. AFFIRMATION BY CREDIT PARTIES. Each Credit Party hereby consents to the execution and delivery of this Amendment and each of the other Amendment Document to which such Credit Party is a party and reaffirms its obligations under the Credit Documents executed by such Credit Party.

               4. GOVERNING LAW; COUNTERPARTS. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

               (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


                           [ SIGNATURE PAGE FOLLOWS ]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                              THE SELMER COMPANY, INC.



                                              By /s/ Dennis M. Hanson
                                                 -------------------------------
                                                 Name:  Dennis M. Hanson
                                                 Title: V.P. -General Counsel


                                              STEINWAY, INC.



                                              By /s/ Dennis M. Hanson
                                                 -------------------------------
                                                 Name:  Dennis M. Hanson
                                                 Title: V.P. Treasurer


                                              STEINWAY MUSICAL INSTRUMENTS, INC.



                                              By /s/ Dennis M. Hanson
                                                 -------------------------------
                                                 Name:  Dennis M. Hanson
                                                 Title: V.P. - C.F.O


                                              STEINWAY MUSICAL PROPERTIES, INC.



                                              By /s/ Dennis M. Hanson
                                                 -------------------------------
                                                 Name:  Dennis M. Hanson
                                                 Title: E.V.P. - C.F.O.

                                              BOSTON PIANO COMPANY, INC.



                                              By /s/ Dennis M. Hanson
                                                 -------------------------------
                                                 Name:  Dennis M. Hanson
                                                 Title: V.P. - Treasurer


                    [SIGNATURE BLOCKS CONTINUED ON NEXT PAGE]

                                              THE SMI TRUST



                                              By /s/ Dennis M. Hanson
                                                 -------------------------------
                                                 Name:  Dennis M. Hanson
                                                 Title: Trustee


                                              S&B RETAIL, INC.



                                              By /s/ Dennis M. Hanson
                                                 -------------------------------
                                                 Name:  Dennis M. Hanson
                                                 Title: V.P. -Treasurer


                                              BNY FINANCIAL CORPORATION



                                              By Mary E. Duffy
                                                 -------------------------------
                                                 Name:  Mary E. Duffy
                                                 Title: Vice President

                                  SCHEDULE 5.7

                                   TRADE NAMES

(a)  The Selmer Company, Inc.

          Selmer
          Vincent Bach
          Ludwig
          Musser
          Glaesel
          Signet
          Bundy
          Omega
          Buescher
          H. Selmer Paris


(b)  Steinway, Inc.

          Steinway
          Steinway & Sons
          Lyre Design
          Steinway Boston
          Boston Designed by Steinway